EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-18829), Form S-8 (No. 333-20403) and Form S-8 (No. 333-61392) of Titanium Metals Corporation of our reports dated March 2, 2004, relating to the financial statements and financial statement schedule, which appear in this Form 10-K.



/s/ PricewaterhouseCoopers LLP

Denver, Colorado
March 2, 2004